Exhibit 10.25

THIRD AMENDMENT TO
SEED CAPITAL ACCELERATOR LOAN AGREEMENT AND
SEED CAPITAL LOAN NOTE

This Third Amendment to Seed Capital Acceleration Loan Agreement and Seed Capital Loan Note (this “Amendment”) is made and entered into as of the date below and effective as of December 16, 2019 (the “Effective Date”) by and between Sun BioPharma, Inc., a Delaware corporation (“Maker”) and Institute for Commercialization of Public Research, Inc. now known as Institute for Commercialization of Florida Technology, Inc. and its wholly owned subsidiary, Florida Technology Seed Capital Fund, LLC (“Lender”).

RECITALS

A.     Maker and Lender entered into that Seed Capital Accelerator Loan Agreement dated October 26, 2012, as amended from time to time (the “Loan Agreement”), pursuant to which Maker issued to Lender that Seed Capital Loan Note dated October 26, 2012, as amended from time to time, in the original principal amount of $300,000 and a copy of which is attached hereto as Exhibit A (the “Note”).

B.     Maker and Lender entered into that Amendment to Seed Capital Accelerator Loan Agreement and Seed Capital Loan Note effective as of October 26, 2017.

C.     Maker and Lender entered into that Second Amendment to Seed Capital Accelerator Loan Agreement and Seed Capital Loan Note effective as of May 1, 2019.

D.     Maker and Lender desire to further extend the Maturity Date of the Note as set forth in, and on the terms and conditions of, this Amendment.

NOW, THEREFORE, in consideration of the promises set forth in this Amendment, and for other good and valuable consideration, the receipt and adequacy of which are by execution of this Amendment acknowledged, Maker and Lender agree as follows:

1.     Maturity Date. Notwithstanding anything to the contrary in the Loan Agreement or the Note, the Maturity Date of the Note shall be the earliest to occur of the following events: (a) the date on which a Mandatory Repayment Event has occurred or has been deemed to have occurred; or (b) December 31, 2020.

2.     Monthly Payments and Warrants. In consideration of Lender’s agreement to extend the Maturity Date, Maker shall make payments to Lender in the following amounts on the following dates:

Due Date	Amount	Due Date	Amount
12/31/2019	$ 50,000.00	7/1/2020	$ 10,000.00
1/1/2020	$ 10,000.00	8/1/2020	$ 10,000.00
2/1/2020	$ 10,000.00	9/1/2020	$ 10,000.00
3/1/2020	$ 10,000.00	10/1/2020	$ 10,000.00
4/1/2020	$ 10,000.00	11/1/2020	$ 10,000.00
5/1/2020	$ 10,000.00	12/1/2020	$ 10,000.00
6/1/2020	$ 10,000.00	12/31/2020	BALANCE

The entirety of the balance including principal and interest will be due no later than December 31, 2020 and payable in one lump sum.

All payments shall be applied first to accrued interest under the Note and second to the payment of the principal amount outstanding under the Note. Maker’s failure to make any scheduled payment within ten (10) calendar days of when due shall be an “Event of Default” under the terms of the Loan Agreement and the Note, entitling Lender to exercise any and all remedies at law, in equity, and under the Loan Agreement and the Note.

Contemporaneous with the execution of this Agreement, Maker has issued to Lender’s wholly owned subsidiary Florida Technology Seed Capital Fund, LLC, a warrant to purchase up to 5,000 shares of Maker common stock under the terms and conditions of the form of warrant substantially as set forth in Exhibit B (the “Warrant”) to become immediately exercisable on December 31, 2019.

3.     Effect of Amendment. All provisions of the Loan Agreement and the Note that are not specifically amended by this Amendment, including, without limitation, the Note’s provisions regarding the Interest Rate and the Loan Agreement’s negative and affirmative covenants, shall remain in full force and effect without any changes. As amended hereby, the Agreement and the Note shall remain in full force and effect in accordance with their respective terms. For the avoidance of doubt, notwithstanding any provision of this Amendment or any action or inaction by Lender, except as amended hereby, all rights and privileges of Lender under the Loan Agreement and the Note are retained by Lender and nothing in this Amendment constitutes or is intended to constitute a waiver thereof. If a conflict exists between the provisions of this Amendment and the Agreement or the Note, this Amendment shall control.

4.     Miscellaneous. The recitals set forth above are complete and accurate in all respects, and are hereby incorporated into this Amendment. Unless indicated otherwise, all capitalized terms used in this Amendment shall have the same meaning as set forth in the Agreement or the Note, as applicable. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Florida. This Amendment may be executed in counterparts, each of which shall be an original and both of which together shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .jpeg or similar attachment to an electronic mail message, shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. Each party hereby irrevocably waives any objection that it has or may have in the future as to the validity of any such electronic transmission of a signature page.

The parties have executed this Second Amendment to Seed Capital Acceleration Loan Agreement and Seed Capital Loan Note effective as of the Effective Date.

EXHIBIT A

Note

EXHIBIT B

Form of Warrant